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                                                                    EXHIBIT 21.1


NAME                                         JURISDICTION
----                                         ------------

AAC Investors, Inc.                            Virginia

Asset Acceptance Holdings LLC                  Delaware

Asset Acceptance, LLC                          Delaware

Consumer Credit, LLC                           Delaware

Rx Acquisitions, LLC                           Delaware

RBR Holding Corp.                              Nevada